UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 12, 2019

INTERDIGITAL, INC.
(Exact name of Registrant as Specified in Charter)

Pennsylvania	1-33579	82-4936666
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
200 Bellevue Parkway, Suite 300
Wilmington, Delaware 19809
(Address of principal executive offices, Zip code)
(302) 281-3600
Registrant’s telephone number, including area code
Not Applicable
Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	IDCC	NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.    Submission of Matters to a Vote of Security Holders.

On June 12, 2019, InterDigital, Inc. (the “Company”) held its 2019 Annual Meeting of Shareholders (the “2019 Annual Meeting”). The matters voted on at the 2019 Annual Meeting and the voting results for each matter are set forth below.

(i)
The following individuals were elected as directors of the Company to serve a one-year term until the Company’s annual meeting of shareholders in 2020 and until his or her successor is elected and qualified as follows:

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Joan H. Gillman	20,652,705	393,346	77,282	8,005,520
S. Douglas Hutcheson	20,709,203	326,725	87,405	8,005,520
John A. Kritzmacher	20,343,051	692,088	88,194	8,005,520
John D. Markley, Jr.	20,463,974	571,263	88,096	8,005,520
William J. Merritt	20,599,570	472,917	50,846	8,005,520
Jean F. Rankin	20,450,490	604,357	68,486	8,005,520
Philip P. Trahanas	20,723,643	311,266	88,424	8,005,520

(ii)	Shareholders passed an advisory resolution to approve the Company’s executive compensation as reported in the Company’s 2019 proxy statement as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
20,151,135	894,709	77,489	8,005,520

(iii)	Shareholders ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2019 as follows:

Votes For	Votes Against	Abstentions
28,615,899	372,257	140,697

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERDIGITAL, INC.

By: /s/ Jannie K. Lau
Jannie K. Lau
Chief Legal Officer, General Counsel and Corporate Secretary

Date: June 17, 2019